Exhibit 99.4

Williams Scotsman: Supplier Q&A

1.              Do you plan to make any changes in your supplier relationships or agreed to deals?

2.              No. The Company does not anticipate any changes to how we work with you. Williams Scotsman will continue to operate under the Williams Scotsman name in North America, and our business will be unaffected by the acquisition.  The transaction will be completely transparent to you.  Also, Algeco does not have a presence in the North American market, and as a result there will be no change in your contact on a day-to-day basis.

3.              When will I hear more information about ordering processes/buying procedures?

•                  The Company does not anticipate any changes to how we work with you.  It is anticipated that Williams Scotsman will continue to operate under the Williams Scotsman name in North America, and our business will be unaffected by the acquisition. The transaction will be completely transparent to you.  Also, Algeco does not have a presence in the North American market.  It is expected that there will be no consolidation of North American salesforces and as a result no change in your contact on a day-to-day basis.

4.              Who will be my main contact going forward?  Will there be separate contacts for Algeco and Williams Scotsman?

•                  The Company does not anticipate any changes to how we work with you. Algeco does not have a presence in the North American market, and as a result there will be no change in your contact on a day-to-day basis.

5.              Will any of your current suppliers be phased out?  If so, when?

•                  The Company does not anticipate any changes to how we work with you.  It is anticipated that Williams Scotsman will continue to operate under the Williams Scotsman name in North America, and our business will be unaffected by the acquisition. Also, Algeco does not have a presence in the North American market.  It is expected that there will be no consolidation of North American salesforces and as a result no change in your contact on a day-to-day basis.

6.              How will the two companies go to market after closing? What will happen to the Williams Scotsman purchasing force?

•                  The Company does not anticipate any changes to its North American operations. Algeco does not have a presence in the North American market.  It is expected that there will be no consolidation of our North American business and as a result no change in your contact on a day-to-day basis.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Statements herein regarding the proposed transaction between Ristretto Group S.a.r.l. and Williams Scotsman International, Inc., future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of Williams Scotsman International, Inc.’s stockholders to approve the transaction.  Additional factors that may affect future results are contained in Williams Scotsman International, Inc.’s filings with the Securities and Exchange Commission (“SEC”), including Williams Scotsman International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, which are available at the SEC’s Web site http://www.sec.gov.  The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, Williams Scotsman International, Inc. plans to file with the SEC a Proxy Statement.  Investors and security holders of Williams Scotsman International, Inc. are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they are available because they will contain important information about Williams Scotsman International, Inc., the proposed transaction and related matters.  The final Proxy Statement will be mailed to stockholders of Williams Scotsman International, Inc.  Investors and security holders of Williams Scotsman International, Inc. will be able to obtain copies of the Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about Williams Scotsman International, Inc., without charge, at the SEC’s Internet site (http://www.sec.gov).  These documents may also be obtained for free from Williams Scotsman International, Inc. by directing a request to Williams Scotsman International, Inc., Investor Relations, 8211 Town Center Drive, Baltimore, Maryland 21236 or at Williams Scotsman International, Inc.’s Investor Relations page on its corporate website at www.willscot.com.

PARTICIPANTS IN SOLICITATION

Williams Scotsman International, Inc. and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Williams Scotsman International, Inc.’s stockholders in respect of the proposed transaction.  Information regarding Williams Scotsman International, Inc.’s participants is available in Williams Scotsman International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 and Williams Scotsman International, Inc.’s proxy statement, dated March 30, 2007, for its 2007 annual meeting of stockholders, which are filed with the SEC.  Additional information regarding the interests of such participants will be included in the Proxy Statement to be filed with the SEC.